EXHIBIT 10.6


                                    AGREEMENT




THIS AGREEMENT is made on 22 October 1999 between:

1. SHANGHAI DONGYI SCIENTIFIC TECHNOLOGY ENGINEERING DEPARTMENT, XIN FEICHA, LING PEIYUN, SHANGHAI SHENJIANG METAL MATERIALS PRODUCTS INDUSTRIAL CO. LIMITED (together the Vendors and each a Vendor);


2. SHENZHEN RAYES ELECTRONIC SYSTEM CO. LIMITED incorporated in the PRC of 1 7/F, A Jinfeng Cheng, 168 Shennan Road (E), Shenzhen, PRC (the Purchaser);


3. TONGJI INDUSTRIAL TECHNOLOGY TRADE CO. LIMITED, YUE LU AND LING P EIYUN; (together the Continuing Shareholders and each a Continuing Shareholder) and

4. SHANGHAI TONGJI CONSTRUCTION MATERIALS TECHNOLOGY SALES SERVICE CO. LIMITED incorporated in the PRC of 335 Guoding Road, Shanghai, PRC (the Company).


RECITALS

A. The Company is a PRC domestic limited liability joint venture company established by the Vendors and Continuing Shareholders.

B. The Vendors and Continuing Shareholders are now the beneficial owners of all of the Registered Capital of the Company.

C. TheVendors have agreed to grant the Purchaser an irrevocable exclusive right of first refusal to purchase an interest in 70% of the Registered Capital of the Company.

D. The Purchaser has agreed to purchase such interest in the Registered Capital on the terms of this Agreement.

E. The Continuing Shareholders and the Company have agreed to the grant of an irrevocable exclusive right of first refusal and the sale and purchase of Registered Capital contemplated by this Agreement.

F. The Company has agreed to allow the Purchaser access to all information concerning its business and assets prior to Completion on the terms of this Agreement.

IT IS AGREED as follows.

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1.        DEFINITIONS AND INTERPRETATION

1.1       Definitions

          The following definitions apply unless the context requires otherwise.

          Completion means completion by the parties of the sale and purchase of the Transfer Interest as provided in Clause 5.

          Completion Date means the fourteenth day after this Agreement becomes binding under Clause 6 or such other date as the parties may agree.

          Due Diligence Review means the detailed review of the Company's assets, business and liabilities to be carried out by the Purchaser.

          Due Diligence Completion Date means the day three months after the date of this Agreement.

          First Payment Date means the fourteenth business day after the date of this Agreement.

          Liabilities means claims, losses, liabilities, costs or expenses of any kind, including those which are prospective or contingent and those the amount of which is not ascertained or ascertainable.

          PRC means the People's Republic of China.

          Purchase Price means the sum of RMB1,100,000 (one million one hundred thousand) being the price to be paid by the Purchaser to the Vendor as consideration for the sale of the Transfer Interest.

          Registered Capital means the registered capital of the Company under the law of the PRC together with the benefit of all rights (including dividend rights) attached or accruing to the registered capital. The interest in the Registered Capital held by each Vendor and Continuing Shareholder as at the date of this Agreement is set out in Schedule 2 Part A.

          RMB means the lawful currency of the PRC.

          Security Interest means an interest or power:

          (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

          (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

          by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

          Transfer Interest means the interest in 70% of the Registered Capital to be transferred to the Purchaser by the Vendors under this Agreement. The amount of Registered Capital to be transferred by each

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          Vendor at Completion is set out in Schedule 2 Part B.

          Warranties means the representations, warranties, undertakings and other obligations of the Vendor of whatever kind contained in this Agreement (including, without limitation, those set out in Schedule
          1).

     1.2  Interpretation

          Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

          (a) The singular includes the plural and conversely.

          (b) A gender includes all genders.

          (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

          (d) A reference to a person, corporation or other entity includes any of them.

          (e) A reference to a Clause or Schedule is a reference to a clause of or a schedule to, this Agreement.

          (f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, supplemented or replaced except to the extent prohibited by this Agreement or that other agreement or document.

          (g) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns (and, where applicable, the party's legal personal representatives).

          (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

          (i) A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

     2.   TRANSFER OF REGISTERED CAPITAL

     2.1 The Vendors irrevocably grant the Purchaser an exclusive right of first refusal to purchase the Transfer Interest on the terms of this Agreement.

     2.2 During the period from the date of this Agreement to the Due Diligence Completion Date none of the Vendors, Continuing Shareholders or Company shall enter into any discussion or negotiation with any third person regarding the creation or transfer of any interest in the Registered Capital or the assets or business of the Company.

     2.3 The Vendors agree to sell the Transfer Interest to the Purchaser and the Purchaser agrees to purchase the same from the Vendors for the Purchase Price free from all Security Interests subject to the completion of the Due Diligence Review by the Purchaser to its

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          satisfaction on or before the Due Diligence Completion Date and this
          Agreement becoming binding under Clause 6.

     3.   PRICE AND PAYMENT


          (a)  The Purchase Price must be paid by the Purchaser as follows:

               (i) RMB80,000 (eighty thousand) of the Purchase Price shall be paid on or before the First Payment Date to the account of the Purchaser's lawyers, Allens Arthur Robinson, to be held on trust pending completion of the Due Diligence Review; and

               (ii) if the parties proceed to the Completion RMB400,000 (four hundred thousand) of the Purchase Price (which includes the amount placed on trust under clause 3(a)(i)) shall be paid on the Completion Date; RMB350,000 (three hundred and fifty thousand) shall be paid 45 days after the Completion Date and the balance of RMB350,000 (three hundred and fifty thousand) shall be paid 90 days after the Completion Date.

          (b) The Purchase Price shall be paid by telegraphic transfer to a single bank account of the Vendors designated in writing by all Vendors. The Purchaser shall only be responsible for any fees charged by the paying bank.

     4.   WARRANTIES

     4.1 Each Vendor and the Company represent and warrant to the Purchaser that each statement in Schedule 1 is correct.

     4.2  Each Warranty:

          (a) remains in full force and effect after the Completion Date despite Completion; and

          (b) is given as at the date of this Agreement and as at the time immediately before Completion.

     4.3 Each Vendor and the Company each indemnifies the Purchaser against all Liabilities that may be incurred by the Purchaser as a result (directly or indirectly) of a breach of any Warranty.

     5.   COMPLETION

     5.1 Completion will take place on the Completion Date at such place as is agreed by all the parties.

     5.2  On or before the Due Diligence Completion Date:

          (a)  each Vendor must ensure that:

               (i) its board of directors or other supreme internal decision making body and its legal representative have approved this Agreement in writing and has provided a copy of the approval to the Purchaser;

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               (ii) each Vendor's supervisory authority has approved this
                    Agreement in writing and has provided a copy of the approval to the Purchaser; and

               (iii)the board of directors of the Company vote in favour of this Agreement at a duly convened board meeting of the Company;

          (b)  each of the Continuing Shareholders must execute this Agreement;
               and

          (c)  the Purchaser should complete the Due Diligence Review.

     5.3 On the Completion Date and subject to the due performance by each party of the obligations on its part to be performed under Clause 5.2 and satisfactory completion of the Due Diligence Review by the Purchaser and provided the Agreement has become binding under Clause 6, the Purchaser will instruct its bank to make payment in accordance with Clause 3.

     6.   CONDITIONS PRECEDENT TO COMPLETION

     6.1 Except for the provisions of this Clause, the provisions of this Agreement will not be binding unless prior to the Completion Date:

          (a) the relevant examination and approval authority of the Company in the PRC issues a written approval of this Agreement the amendments to the Company's articles of association and of the transactions contemplated by this Agreement in a form acceptable to the Purchaser;


          (b) the Purchaser has completed the Due Diligence Review and on or before the Due Diligence Completion Date delivered to each Vendor and the Company a signed and sealed statement confirming that:

               (i)  the Due Diligence Review has been satisfactorily completed;
                    and

               (ii) the Purchaser has exercised its right to acquire the
                    Transfer Interest;

          (c) the Purchaser has obtained approval from its financiers in relation to the Purchaser's purchase of the Transfer Interest.


          (d) three of the five members of the board of directors and two of the three members of the supervising board of the Company have been appointed by the Purchaser and the appropriate amendments have been made to the Company articles of association and registrations completed at the State Administration of Industry and Commerce.

     6.2 Each party must co-operate with the other and do all things reasonably necessary to procure that this Agreement does become binding under this Clause.

     6.3 If this Agreement does not become binding under this Clause then subject to clause 6.4, the Purchaser shall instruct its lawyers to pay to the Vendors the portion of the Purchase Price paid to and held on trust by the lawyers under Clause 3(a)(i).

     6.4 The Purchaser shall not have any obligation to make any payment to the Vendors or give any instruction described in Clause 6.3 if this Agreement does not become binding because of termination by the

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


          Purchaser under Clause 8 or failure by the Company, any Vendor or Continuing Shareholder to comply with its obligations.

     7.   DUE DILIGENCE

     7.1 After this Agreement has been signed by each party and the Purchaser has placed the first instalment of the Purchase Price on trust in the account of its lawyers the Company shall immediately allow the Purchaser and its representatives (including its employees and outside consultants such as lawyers, accountants and financiers) complete unrestricted access to all books, accounts, records and information of the Company.

     7.2 The Purchaser may copy any documents (whether stored on paper or electronically) and retain those copies for its own review.

     7.3 The Company and each Vendor shall co-operate fully with the Purchaser and provide assistance and explanation to the Purchaser to enable the Purchaser to understand and evaluate the Company's business and assets.

     7.4 The Company shall consult the Purchaser on all major decisions affecting the development of the Company or regarding sale or purchase of any assets and allow the Purchaser to sit in on all management discussions.

     8.   TERMINATION

     8.1 If there is any damage to, or destruction of, such a portion of the assets of the Company prior to Completion which, in the Purchaser's opinion is material, the Purchaser may elect either to continue this Agreement in full force and effect or to terminate this Agreement by notice to the Vendor. If the Purchaser elects to terminate, no party will have any further liability to any other party under this Agreement.

     8.2 The obligation of the Purchaser to complete the purchase of the Transfer Interest is subject to the conditions, each of which is agreed to be material, that:

          (a) each of the Warranties is true and correct as at the Completion Date, with the same force and effect as if made on the Completion Date. This condition may be waived by the Purchaser but a waiver may not be deemed a waiver of any rights or remedies that the Purchaser may have against the Vendor by reason of any breach of Clause 4.1; and

          (b) no disclosure made to the Purchaser under this Agreement or any other facts or circumstances coming to the Purchaser's notice after this Agreement is signed and prior to the Completion Date reveals any circumstance which has had, has or will have a materially adverse effect on the business of the Company. This condition may be waived by the Purchaser.

          If condition (a) above is not satisfied or the circumstance described in condition (b) above is revealed, the Purchaser may terminate this Agreement by notice to the Vendor and the Company. If the Purchaser terminates this Agreement, no party has any further liability to any other party under this Agreement except that the termination will not prejudice any rights or remedies that the Purchaser may have against the Vendor by reason of any breach of Clause 4.1.

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



     9.   CONFIDENTIALITY

          Each Vendor, the Company and each Continuing Shareholder undertakes to the Purchaser that it and its employees and agents will keep entirely secret and confidential all information concerning this Agreement (including the Purchase Price) unless such disclosure is required by law or approved by the Purchaser.

     10.  NON COMPETITION

     10.1 For the sole purpose of protecting the Purchaser in respect of the goodwill of the Company, each Vendor undertakes to the Purchaser that it will not for a period of two years after the Completion Date and within PRC do any one or more of the following:

          (a) be directly or indirectly engaged, whether on its own account or as an investor, shareholder, consultant, agent or otherwise in any enterprise, company, firm, joint venture, or group which is engaged in or carrying on any business the same as or substantially similar to or in competition with that conducted by the Company at Completion;

          (b) on its own account or for any person, enterprise, firm, joint venture, or group entice away from the Company any customer of the Company;

          (c) on its own account or for any person, enterprise, firm, joint venture, or group entice away from the Company any supplier to the Company;

          (d) on its own account or for any person, enterprise, firm, joint venture, or group entice away from the Company any employee of the Company; or

          (e) personally or by its employees or agents or by circulars, letters or advertisements whether on its own account or for any person, enterprise, firm, joint venture, or group interfere with the business of the Company or divulge to any person any information concerning the business of the Company or the Purchaser or any of their respective dealings, transactions or affairs.

     10.2 Each Vendor acknowledges that each of the prohibitions and restrictions contained in the provisions of Clause 10.1:

          (a)is reasonable as to period, territorial limitation and subject matter; and

          (b) confers a benefit on the Purchaser which is no more than that which is reasonably and necessarily required by the Purchaser for the maintenance and protection of the goodwill of the business of the Company.

     11.  COSTS

     11.1 Each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement. All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Agreement and any instrument executed under this Agreement must be borne by the Purchaser.

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     11.2 Each Vendor is responsible for its own tax in relation to any payment received under this Agreement.

     12.  ASSIGNMENT

          The rights and obligations of each party under this Agreement are personal. They cannot be assigned, encumbered or otherwise dealt with and no party may attempt, or purport, to do so without the prior written consent of all parties.

     13.  FURTHER ASSURANCES

          Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

     14.  ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

     15.  WAIVER

          No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

     16.  GOVERNING LAW

          This Agreement is governed by the laws of the PRC. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

     17.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

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


                                   SCHEDULE 1

                                   Warranties

Ownership of the Interest in the Registered Capital

1.   Each Vendor:

     (a) is the legal owner of the amount of Registered Capital shown beside its name in Part A of Schedule 2 free from all Security Interests;

     (b) has full power and authority to transfer to the Purchaser perfect legal title to the amount of Registered Capital shown beside its name in Part B of Schedule 2 free from all Security Interests; and

     (c) has not pledged, or created, or agreed to create or allow to be created any security recognized by PRC law over its interest in the Registered Capital.

Assets

2. All of the assets of the Company, none of which were or ought to have been classified as state owned assets at the time the Company was established, are:

     (a) legally owned by the Company; and

     (b) held by the Company free from all Security Interests.


Statutory Requirements

3. There are no notices of any public or statutory authority outstanding against the Company.

4. All permits, licences and registrations necessary for the conduct of the business of the Company are validly subsisting and are held by the Company.

Full Disclosure

5. As part of the Due Diligence Review the Vendor has disclosed in writing to the Purchaser all material facts, information and circumstances relating to the business or assets or liabilities of the Company or otherwise relating to the subject matter of this Agreement which might, if disclosed, reasonably be expected to affect the decision of the Purchaser to proceed to Completion or the price at which or the terms on which the Purchaser might be willing to purchase the Transfer Interest and the Vendor will, if any such facts, information or circumstances come to its attention after execution of this Agreement and pending the Completion Date, make full disclosure of them to the Purchaser immediately.

Accounts

6. The financial statements of the Company provided to the Purchaser are complete, accurate and not misleading in any way and there has been no material change in the assets, business or liabilities of the Company since the date of the accounts.

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7.   The liabilities of the Company do not exceed those described in the financial statements provided to Purchaser.






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                                   Schedule 2

Part A - Statement of Interest in Registered Capital

Vendors                                                                 Interest
-------

Shanghai Dongyi Scientific Technology Engineering Department               25%

Xin Feicha                                                                 19%

Ling Peiyun                                                                 6%

Shanghai Shenjiang Metal Materials Products Industrial Co., Limited        20%


Continuing Shareholders                                                 Interest
-----------------------

Tongji Industrial Technology Trade Co., Limited                            20%

Yue Lu                                                                      4%

Ling Peiyun                                                                 6%


Part B - Interest in Registered Capital to be transferred to Purchaser

Vendors                                                                 Interest
-------

Shanghai Dongyi Scientific Technology Engineering Department               25%

Xin Feicha                                                                 19%

Ling Peiyun                                                                 6%

Shanghai Shenjiang Metal Materials Products Industrial Co., Limited        20%

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Vendors
-------

THE OFFICIAL SEAL of                        )
SHANGHAI DONGYI                             )
SCIENTIFIC TECHNOLOGY                       )
ENGINEERING DEPARTMENT                      )
was duly affixed in                         )
the presence of:                            )


---------------------------------
Legal representative
Print name:

XIN FEICHA                                  )
Signed and sealed by                        )


---------------------------------
Xin Feicha


LING PEIYUN                                 )
Signed and sealed by                        )


--------------------------------
Ling Peiyun


THE OFFICIAL SEAL of                        )
SHANGHAI SHENZHEN METAL                     )
MATERIALS PRODUCTS                          )
INDUSTRIAL CO. LIMITED was                  )
duly affixed in the presence of:            )

---------------------------------
Legal representative
Print name:


Purchaser
---------

THE OFFICIAL SEAL of                        )
SHENZHEN RAYES ELECTRONIC                   )
SYSTEM CO.  LIMITED was                     )
duly affixed in the presence of:            )


---------------------------------
Legal representative
Print name:

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Continuing Shareholders
-----------------------


THE OFFICIAL SEAL of                        )
TONGJI INDUSTRIAL                           )
TECHNOLOGY TRADE CO.                        )
LIMITED was                                 )
duly affixed in the presence of:            )


---------------------------------
Legal representative
Print name:


YUE LU                                      )
Signed and sealed by                        )


--------------------------------
Yue Lu


LING PEIYUN                                 )
Signed and sealed by                        )


--------------------------------
Ling Peiyun


Company
-------


THE OFFICIAL SEAL of                        )
SHANGHAI TONGJI                             )
CONSTRUCTION MATERIALS                      )
TECHNOLOGY SALES SERVICE                    )
CO. LIMITED was                             )
duly affixed in the presence of:            )


---------------------------------
Legal representative
Print name: